Exhibit 10.19

                                NOXSO CORPORATION



February 11, 2005

Mr. Gary T. Robinson, Managing Member
ROCKY POINT PARTNERS, LLC 704 Steamboat Road
Greenwich, CT 06830

                      Transmitted Via E-Mail for Signature
Dear Gary:

In connection with the quarterly review of the financial statements of NOXSO CORPORATION ("NOXSO"), the auditors have requested a confirmation from ROCKY POINT PARTNERS, LLC ("RPP") related to the sale of the 151 acres in Dallas, Texas by RPP to NOXSO.

Specifically, it is understood and agreed by both NOXSO and RPP that certain provisions under the original Agreement have been modified, that the $2.2 million mortgage loan will be sought, but that the legal obligation to transfer legal and beneficial ownership of the property to NOXSO became firm in November 2004. Therefore, it was agreed that the closing for this transaction was effective as of the date of the Agreement, November 1, 2004, with the issuance of the $300,000 promissory note and the two $1,700,000 convertible Promissory Notes; and, that as of that date, RPP recognizes its obligation to deliver the title to the property to NOXSO and RPP is in the process of doing so. It is recognized that all parties related to this transaction are committed and bound to perform under the terms of the NOXSO-RPP Agreement, as modified.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning a copy of this letter to NOXSO by fax at (801) 457-3752.

Sincerely,
NOXSO CORPPORATION



By: /s/ Richard J. Anderson
   ------------------------------
   Richard J. Anderson
   CEO & President


AGREED TO:  ROCKY POINT PARTNERS, LLC
The foregoing correctly states the understanding of ROCKY POINT PARTNERS, LLC as of February 11, 2005.

ROCKY POINT PARTNERS, LLC


By: /s/ Gary T. Robinson
---------------------------
Gary T. Robinson
Its: Managing Member

                     1065 South 500 West Bountiful, UT 84010
         (801) 296-6976 Fax: (801) 457-3752 e-mail: noxso-admin@pi77.net